Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	January 12, 2022
Contact:	Paul W. Nester
President and CEO
Telephone:	540-777-3837

FOR IMMEDIATE RELEASE

RGC RESOURCES, INC. NAMES

CHIEF FINANCIAL OFFICER

ROANOKE, Va. (January 12, 2022)--RGC Resources, Inc. (NASDAQ: RGCO) announced Jason Field joined the company January 10, 2022 and will be appointed Vice President, Chief Financial Officer and Treasurer.  As a member of the Company’s executive team, Mr. Field will lead Resources’ Finance organization and will report to Paul Nester.

“Jason is an experienced financial executive whose leadership and technical skills will be an immediate benefit to our Company,” stated Mr. Nester.  “We are pleased to have someone of Jason’s caliber join our team as we continue to execute our growth strategies.”

In his previous role as Vice President, Finance at Medical Facilities of America, Mr. Field, a certified public accountant, was responsible for directing and communicating all aspects of finance, accounting, and treasury operations.

Prior to Medical Facilities of America, Mr. Field worked at KPMG after beginning his career at Central Maine Healthcare.

RGC Resources, Inc. provides energy and related products and services to approximately 62,600 customers in Virginia through its operating subsidiaries including Roanoke Gas Company and RGC Midstream, LLC.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.

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